UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2017

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 23, 2017, Tidewater Inc. (the “Company”) entered into an indemnification agreement with each of its independent directors, in the same form that the Company has used for its directors and certain officers since 2015 (the “Agreement”). The Agreement requires that the Company (i) indemnify the individual director or officer (each, an “Indemnitee”) to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified.

This summary is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to, and incorporated by reference into, this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Tidewater Inc. Indemnification Agreement entered into with each member of the Board of Directors, each executive officer, and the principal accounting officer (incorporated by reference to Exhibit 10 of the Company’s Current Report on Form 8-K filed on August 12, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President, General Counsel and Secretary

Date: August 23, 2017

Exhibit Index

Exhibit No.	Description

10.1	Form of Tidewater Inc. Indemnification Agreement entered into with each member of the Board of Directors, each executive officer, and the principal accounting officer (incorporated by reference to Exhibit 10 of the Company’s Current Report on Form 8-K filed on August 12, 2015).

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